SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 28, 2017
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)

559-248-4943
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2017, the Board of Directors of United Security Bancshares (the "Company") and United Security Bank (the "Bank"), voted to increase the size of their respective Boards from ten directors to eleven directors and appointed Nabeel Mahmood and Brian Tkacz as members of their respective Boards, effective immediately. Mr. Mahmood was also appointed to the Audit Committee of the Company’s Board of Directors and Mr. Tkacz was appointed to the Risk Management Committee of the Bank’s Board of Directors.

Mr. Mahmood brings over 18 years of executive level information technology experience to the Board. He currently serves as the Chief Information Technology Officer of Maxco and was the previous Chief Information Technology Officer of KamWay.
Mr. Tkacz currently serves as the Director of Information Technology at Markel Corporation. Previous to this, Mr. Tkacz was a Director of Consumer Lending at Capital One. Mr. Tkacz holds an MBA from the Darden Graduate School of Business, University of Virginia and a B.S. in Managerial Economics from Cornell University.
Both Mr. Mahmood and Mr. Tkacz will participate in the Company’s standard independent director compensation program which provides for cash compensation for committee attendance, premiums for serving as chairs of certain committees, and equity grants in the form of stock options. Cash compensation includes $1,300 per monthly Board meeting and an additional $200 per committee meeting, except loan committee meetings, where the cash compensation is $300 per loan committee meeting attended. In addition, both Mr. Mahmood and Mr. Tkacz will be eligible to participate in the Company’s 2015 Equity Incentive Award Plan and receive nonqualified stock options, restricted stock awards, and restricted stock units, if and when duly approve by the Company’s Board.
Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which either Mr. Mahmood or Mr. Tkacz had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.
No arrangement or understanding exists between either Mr. Mahmood or Mr. Tkacz and any other person pursuant to which either of them was selected as a director of the Company and Bank.
The Company’s press release announcing the appointments of Mr. Mahmood and Mr. Tkacz is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit #	Description
99.1	Press release of United Security Bancshares dated November 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED SECURITY BANCSHARES

Date:	November 29, 2017	By: /s/ Bhavneet Gill
Bhavneet Gill
Senior Vice President & Chief Financial Officer